Exhibit 10.3

INDEMNIFICATION AGREEMENT

This Indemnification Agreement (the "Agreement") is made as of ____________, 20__, by and between 8x8, Inc., a Delaware corporation (the "Company"), and ______________________ ("Indemnitee").

RECITALS

The Company and Indemnitee recognize the increasing difficulty in obtaining liability insurance for directors, officers and key employees, the significant increases in the cost of such insurance and the general reductions in the coverage of such insurance. The Company and Indemnitee further recognize the substantial increase in corporate litigation in general, subjecting directors, officers and key employees to expensive litigation risks at the same time as the availability and coverage of liability insurance has been severely limited. Indemnitee does not regard the current protection available as adequate under the present circumstances, and Indemnitee and agents of the Company may not be willing to continue to serve as agents of the Company without additional protection. The Company desires to attract and retain the services of highly qualified individuals, such as Indemnitee, and to indemnify its directors, officers and key employees so as to provide them with the maximum protection permitted by law.

The Company desires and has requested the Indemnitee to serve or continue to serve as a director, officer or agent of the Company or one or more of its subsidiaries free from undue concern for claims for damages arising out of or related to such services to the Company, and

Indemnitee is willing to serve, continue to serve and to take on additional service for or on behalf of the Company on the condition that he or she be indemnified as herein provided.

AGREEMENT

In consideration of the mutual promises made in this Agreement, and for other good and valuable consideration, receipt of which is hereby acknowledged, the Company and Indemnitee hereby agree as follows:

1.    Services by Indemnitee. Indemnitee agrees to serve or continue to serve (a) as a director or Company, or as a manager, director or employee of a directly or indirectly controlled subsidiary of the Company, or one or more of such positions, and until such time as Indemnitee resigns or fails to stand for election or is removed from Indemnitee's position, or (b) otherwise as an agent of the Company. Indemnitee may from time to time also perform other services at the request or for the convenience of, or otherwise benefiting the Company or one or more of its subsidiaries. Indemnitee may at any time and for any reason resign or be removed from his or her position or positions (subject to any other contractual obligation or other obligation imposed by operation of law), in which event the Company shall have no obligation under this Agreement to continue Indemnitee in any such position.

2.    Indemnification.

  Third Party Proceedings. The Company shall indemnify Indemnitee if Indemnitee is or was a party or is threatened to be made a party to any Proceeding (other than a Proceeding by or in the right of the Company) by reason of the fact that Indemnitee is or was a director, officer, employee or agent of the Company, or any subsidiary of the Company, by reason of any action or inaction on the part of Indemnitee while an officer or director or by reason of the fact that Indemnitee is or was serving at the request of the Company as a director, officer, employee or agent (which, for purposes hereof, shall include a trustee, partner or manager or person acting in a similar capacity) of another corporation, partnership, joint venture, trust or other enterprise, against all Losses actually and reasonably incurred by, or on behalf of, Indemnitee in connection with such Proceeding if Indemnitee acted in good faith and in a manner Indemnitee reasonably believed to be in or not opposed to the best interests of the Company, and, with respect to any criminal Proceeding, had no reasonable cause to believe Indemnitee's conduct was unlawful. The termination of any Proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent shall not, of itself, create a presumption that Indemnitee did not act in good faith and in a manner which Indemnitee reasonably believed to be in or not opposed to the best interests of the Company, or, with respect to any criminal Proceeding, that Indemnitee had reasonable cause to believe that Indemnitee's conduct was unlawful.

  Proceedings By or in the Right of the Company. The Company shall indemnify Indemnitee if Indemnitee was or is a party or is threatened to be made a party to any Proceeding by or in the right of the Company or any subsidiary of the Company to procure a judgment in its favor by reason of the fact that Indemnitee is or was a director, officer, employee or agent of the Company, or any subsidiary of the Company, by reason of any action or inaction on the part of Indemnitee while an officer or director or by reason of the fact that Indemnitee is or was serving at the request of the Company as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against all Expenses actually and reasonably incurred by, or on behalf of, Indemnitee in connection with the defense or settlement of such Proceeding if Indemnitee acted in good faith and in a manner Indemnitee reasonably believed to be in or not opposed to the best interests of the Company and its stockholders. Termination of any Proceeding by judgment or settlement shall not, of itself, create a presumption that Indemnitee did not act in good faith and in a manner which Indemnitee reasonably believed to be in or not opposed to the best interest of the Company. Notwithstanding the foregoing, no indemnification under this Section 2(b) shall be made in respect of any claim, issue or matter as to which Indemnitee shall have been finally adjudicated by court order or judgment to be liable to the Company in the performance of Indemnitee's duty to the Company and its stockholders unless and only to the extent that the Delaware Court of Chancery or the court in which such Proceeding is or was pending shall determine upon application that, in view of all the circumstances of the case, Indemnitee is fairly and reasonably entitled to indemnity for such Expenses which such court shall determine.

  Indemnification for Expenses as a Witness. Anything in this Agreement to the contrary notwithstanding, to the fullest extent permitted by applicable law, to the extent that the Indemnitee, by reason of the fact that Indemnitee is or was a director, officer, employee or agent of the Company, or any subsidiary of the Company, is or was, or is or was threatened to be made, a witness in any Proceeding to which the Indemnitee is not a party, the Indemnitee shall be indemnified against all Expenses actually and reasonably incurred by the Indemnitee or on the Indemnitee's behalf in connection therewith. To the extent permitted by applicable law, the Indemnitee shall be entitled to indemnification for Expenses incurred in connection with being or threatened to be made a witness, as provided in this Section 2(c), regardless of whether the Indemnitee met the standards of conduct set forth in Sections 2(a) and 2(b) hereof.

  Review of Indemnification. Notwithstanding the foregoing, (i) the obligations of the Company under Sections 2(a) and 2(b) (unless ordered by a court) shall be subject to the condition that the Reviewing Party shall authorize (in a written opinion, in any case in which the Independent Legal Counsel referred to in Section 2(e) hereof is involved) indemnification in the specific case, upon a determination that indemnification of Indemnitee is proper in the circumstances because Indemnitee has met the applicable standard of conduct set forth in Sections 2(a) and 2(b), (ii) the obligation of the Company to make an advance of Expenses pursuant to Section 4(a) shall be subject to the condition that, if, when and to the extent that the Reviewing Party determines that Indemnitee would not be permitted to be so indemnified under applicable law, the Company shall be entitled to be reimbursed by Indemnitee (who hereby agrees to reimburse the Company) for all such amounts theretofore paid; provided, however, that if Indemnitee has commenced or thereafter commences a Proceeding in a court of competent jurisdiction to secure a determination that Indemnitee should be indemnified under applicable law, any determination made by the Reviewing Party that Indemnitee would not be permitted to be indemnified under applicable law shall not be binding and Indemnitee shall not be required to reimburse the Company for any advance of Expenses until a final judicial determination is made with respect thereto (as to which all rights of appeal therefrom have been exhausted or lapsed). Indemnitee's obligation to reimburse the Company for any advance of Expenses shall be unsecured and no interest shall be charged thereon. If there has not been a Change in Control, the applicable Reviewing Party shall be determined by a majority of the Company's directors who are not parties to the particular claim (even if less than a quorum) for which Indemnitee is seeking indemnification, if there are any such disinterested directors. If there has been such a Change in Control, or if there are no such disinterested directors, the Reviewing Party shall be the Independent Legal Counsel. If there has been no determination by the Reviewing Party, or if the Reviewing Party determines that Indemnitee substantively would not be permitted to be indemnified in whole or in part under applicable law, Indemnitee shall have the right to commence litigation seeking an initial determination by the court de novo without regard to the previous adverse determination, and the Company hereby consents to service of process and to appear in any such Proceeding. Absent such litigation, any determination by the Reviewing Party shall be conclusive and binding on the Company and Indemnitee.

  Change in Control. The Company agrees that if there is a Change in Control of the Company, then, with respect to all matters arising prior to the Change in Control, the rights of Indemnitee to payments of Expenses and advances of Expenses under this Agreement or any other agreement or under the Company's Certificate of Incorporation or Bylaws as now or hereafter in effect, shall be decided by Independent Legal Counsel as the Reviewing Party, if desired by Indemnitee. Such Independent Legal Counsel shall be selected by Indemnitee and approved by the Company (which approval shall not be unreasonably withheld).

  Such counsel, among other things, shall render its written opinion to the Company and Indemnitee as to whether and to what extent Indemnitee would be permitted to be indemnified under applicable law and the Company agrees to abide by such opinion. The Company agrees to pay the reasonable fees of the Independent Legal Counsel referred to above and to indemnify fully such counsel against any and all expenses (including attorneys' fees), claims, liabilities and damages arising out of or relating to this Agreement or its engagement pursuant hereto. Notwithstanding any other provision of this Agreement, the Company shall not be required to pay expenses of more than one Independent Legal Counsel in connection with all matters concerning a single Indemnitee, and such Independent Legal Counsel shall be the Independent Legal Counsel for any or all other Indemnitees involved in such matters unless (i) the Company otherwise determines or (ii) any Indemnitee shall provide a written statement setting forth in detail a reasonable and material objection to such Independent Legal Counsel.

  Mandatory Payment of Expenses. Notwithstanding the other provisions of this Section 2, to the extent that Indemnitee has been successful on the merits or otherwise in defense of any Proceeding referred to in Section 2(a) or Section 2(b) or the defense of any claim, issue or matter therein, including dismissal without prejudice, Indemnitee shall be indemnified against Expenses actually and reasonably incurred by, of on behalf of, Indemnitee in connection therewith, regardless of whether the Indemnitee met the standards of conduct set forth in Sections 2(a) and 2(b) hereof. For purposes of this Agreement and without limiting the foregoing, if any Proceeding is disposed of, on the merits or otherwise (including a disposition without prejudice), without (i) an adjudication that Indemnitee was liable to the Company, (ii) a plea of guilty or nolo contendere by Indemnitee, (iii) an adjudication that Indemnitee did not act in good faith and in a manner Indemnitee reasonably believed to be in or not opposed to the best interests of the Company, or (iv) with respect to any criminal Proceeding, an adjudication that Indemnitee had reasonable cause to believe Indemnitee's conduct was unlawful, Indemnitee shall be considered for the purposes hereof to have been wholly successful with respect thereto.

3.    No Employment Rights. Nothing contained in this Agreement is intended to create in Indemnitee any right to continued employment.

4.    Expenses; Indemnification Procedure.

  Advancement of Expenses. Except as otherwise determined pursuant to Section 2(d), the Company shall promptly advance all Expenses incurred by, or on behalf of, Indemnitee in connection with the investigation, defense, settlement or appeal of any Proceeding referred to in Section 2(a) or Section 2(b). Indemnitee hereby undertakes to repay such amounts advanced only if, and to the extent that, it shall ultimately be determined that Indemnitee is not entitled to be indemnified by the Company as authorized hereby.

  Notice/Cooperation by Indemnitee. Indemnitee shall, as a condition precedent to his or her right to be indemnified under this Agreement, give the Company notice in writing as soon as practicable of any claim made against Indemnitee for which indemnification will or could be sought under this Agreement. Notice to the Company shall be directed to the Chief Executive Officer of the Company, or to the Chairman of the Board of Directors or Secretary of the Company if Indemnitee is the Chief Executive Officer, and shall be given in accordance with the provisions of Section 13(d) below. In addition, Indemnitee shall give the

  Company such information and cooperation as it may reasonably require and as shall be within Indemnitee's power. Notwithstanding the foregoing, any failure of Indemnitee to provide such notice or information, or to provide such notice or information in a timely fashion, shall not relieve the Company of any liability that it may have to Indemnitee under this Agreement, except to the extent that such failure actually and materially prejudices the interests of the Company.

  Procedure. If a claim under this Agreement, under any statute, or under any provision of the Company's Certificate of Incorporation or Bylaws providing for indemnification, is not paid in full by the Company within 30 days after a written request for payment thereof has first been received by the Company, Indemnitee may, but need not, at any time thereafter bring an action against the Company to recover the unpaid amount of the claim and, subject to Section 9 of this Agreement, Indemnitee also shall be entitled to advance payment for the Expenses (including attorneys' fees) of bringing such action. It shall be a defense to any such action (other than an action brought to enforce a claim for Expenses incurred in connection with any Proceeding in advance of its final disposition) that Indemnitee has not met the standards of conduct which make it permissible under applicable law for the Company to indemnify Indemnitee for the amount claimed. It is the parties' intention that, if the Company contests Indemnitee's right to indemnification, the question of Indemnitee's right to indemnification shall be for the court to decide, and neither the failure of the Company or the Reviewing Party to have made a determination that indemnification of Indemnitee is proper in the circumstances because Indemnitee has met the applicable standard of conduct required by applicable law, nor an actual determination by the Company or the Reviewing Party that Indemnitee has not met such applicable standard of conduct, shall create a presumption that Indemnitee has or has not met the applicable standard of conduct.

  Notice of Insurers. If, at the time of the receipt of a notice of a claim pursuant to Section 4(b) hereof, the Company has director and officer liability insurance in effect, the Company shall give prompt notice of the commencement of such Proceeding to the insurers in accordance with the procedures set forth in the respective policies. The Company shall thereafter take all necessary or desirable action to cause such insurers to pay all amounts payable as a result of such Proceeding in accordance with the terms of such policies.

  Selection of Counsel. In the event the Company shall be obligated under Section 4(a) hereof to pay the Expenses of any Proceeding against Indemnitee, the Company shall be entitled to assume the defense of such Proceeding, with counsel reasonably acceptable to Indemnitee, upon the delivery to Indemnitee of written notice of its election so to do. After delivery of such notice, approval of such counsel by Indemnitee and the retention of such counsel by the Company, the Company will not be liable to Indemnitee under this Agreement for any fees of other counsel subsequently incurred by, or on behalf of, Indemnitee with respect to the same Proceeding, provided that Indemnitee shall have the right to employ additional counsel in any such Proceeding at Company's expense if: (i) the employment of counsel by Indemnitee has been previously authorized by the Company, (ii) counsel to the Company or Indemnitee shall have reasonably concluded that there is a conflict of interest between the Company and Indemnitee in the conduct of any such defense or (iii) the Company shall not, in fact, have employed counsel to assume the defense of such Proceeding. The Company shall not be entitled, without the consent of Indemnitee, to assume the defense of any claim brought by or in the right of the Company or as to which counsel to the Company or Indemnitee shall have reasonably made the conclusion provided for in clause (ii) above.

  Settlement. The Company shall not settle any Proceeding in any manner that would impose any penalty or limitation on Indemnitee without Indemnitee's written consent; provided, however, that Indemnitee will not unreasonably withhold his or her consent to any proposed settlement. The Company shall promptly notify Indemnitee once the Company has received an offer or intends to make an offer to settle any such Proceeding, and the Company shall provide Indemnitee as much time as reasonably practicable to consider such offer. Regardless of whether the Company has assumed the defense of a Proceeding, the Company shall not be liable to indemnify Indemnitee under this Agreement for any Losses incurred in a settlement of the Proceeding effected without the Company's written consent.

5.    Additional Indemnification Rights; Nonexclusivity.

  Scope. Notwithstanding any other provision of this Agreement, the Company hereby agrees to indemnify Indemnitee to the fullest extent permitted by law, notwithstanding that such indemnification is not specifically authorized by the other provisions of this Agreement, the Company's Certificate of Incorporation, the Company's Bylaws or by statute, including, but not limited to, Section 102(b)(7) of the General Corporation Law. In the event of any change, after the date of this Agreement, in any applicable law, statute, or rule which expands the right of a Delaware corporation to indemnify a member of its board of directors or an officer, such changes shall be deemed to be within the purview of Indemnitee's rights and the Company's obligations under this Agreement. In the event of any change in any applicable law, statute or rule which narrows the right of a Delaware corporation to indemnify a member of its board of directors or an officer, such changes, to the extent not otherwise required by such law, statute or rule to be applied to this Agreement shall have no effect on this Agreement or the parties' rights and obligations hereunder.

  Nonexclusivity. The indemnification provided by this Agreement shall not be deemed exclusive of any additional rights to indemnification to which Indemnitee may be entitled under the Company's Certificate of Incorporation, its Bylaws, any vote of stockholders or disinterested members of the Company's Board of Directors, the General Corporation Law, any other agreement entered into subsequent to the date of this Agreement, or otherwise, both as to action in Indemnitee's official capacity and as to action in another capacity while holding such office. The indemnification provided under this Agreement shall continue as to Indemnitee for any action taken or not taken while serving in an indemnified capacity even though he or she may have ceased to serve in any such capacity at the time of any Proceeding.

6.    Contribution.

  Partial Indemnification. To the fullest extent permissible under applicable law, if the indemnification provided for in this Agreement is unavailable to Indemnitee for any reason whatsoever, the Company, in lieu of indemnifying Indemnitee, shall contribute to the amount incurred by Indemnitee, whether for Losses and/or for Expenses, in connection with any claim relating to an indemnifiable event under this Agreement, in such proportion as is deemed fair and reasonable in light of all of the circumstances of such claim

  (and Proceeding with respect thereto) in order to reflect (i) the relative benefits received by the Company and Indemnitee as a result of the event(s) and/or transaction(s) giving cause to such claim (and Proceeding with respect thereto); and/or (ii) the relative fault of the Company (and its directors, officers, employees and agents) and Indemnitee in connection with such event(s) and/or transaction(s).

  Advance Payment. Whether or not the indemnification provided in Section 2 of this Agreement is available, in respect of any threatened, pending or completed Proceeding in which the Company is jointly liable with Indemnitee (or would be if joined in such Proceeding), the Company shall pay, in the first instance, the entire amount of any judgment or settlement of such Proceeding without requiring Indemnitee to contribute to such payment, and the Company hereby waives and relinquishes any right of contribution it may have against Indemnitee. The Company shall not enter into any settlement of any Proceeding in which the Company is jointly liable with Indemnitee (or would be if joined in such Proceeding) unless such settlement provides for a full and final release of all claims (and counterclaims) asserted therein against Indemnitee.

  Fraud Exception. If Indemnitee is found guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) Indenmnitee shall not be entitled to contribution from the Company if the Company was not found guilty of such fraudulent misrepresentation.

7.    Mutual Acknowledgment. Both the Company and Indemnitee acknowledge that in certain instances, federal law or public policy may override applicable state law and prohibit the Company from indemnifying its directors and officers under this Agreement or otherwise. For example, the Company and Indemnitee acknowledge that the Securities and Exchange Commission (the "SEC") has taken the position that indemnification is not permissible for liabilities arising under certain federal securities laws, and federal legislation prohibits indemnification for certain ERISA violations. Indemnitee understands and acknowledges that the Company has undertaken or may be required in the future to undertake with the SEC to submit the question of indemnification to a court in certain circumstances for a determination of the Company's right under public policy to indemnify Indemnitee.

8.    Severability. Nothing in this Agreement is intended to require or shall be construed as requiring the Company to do or fail to do any act in violation of applicable law. The Company's inability, pursuant to court order, to perform its obligations under this Agreement shall not constitute a breach of this Agreement. The provisions of this Agreement shall be severable as provided in this Section 8. If this Agreement or any portion hereof shall be invalidated on any ground by any court of competent jurisdiction, the Company shall nevertheless indemnify Indemnitee to the full extent permitted by any applicable portion of this Agreement that shall not have been invalidated, and the balance of this Agreement not so invalidated shall be enforceable in accordance with its terms.

9.    Exceptions. Any other provision herein to the contrary notwithstanding, the Company shall not be obligated pursuant to the terms of this Agreement:

  Claims Initiated by Indemnitee. To indemnify or advance Expenses to Indemnitee with respect to Proceedings or claims or counterclaims initiated or brought voluntarily by Indemnitee and not by way of defense, except with respect to Proceedings brought to establish or enforce a right to indemnification under this Agreement or any other statute or law, but such indemnification or advancement of Expenses may be provided by the Company in specific cases if the Board of Directors finds it to be appropriate.

  Lack of Good Faith. To indemnify Indemnitee for any Expenses incurred by, or on behalf of, Indemnitee with respect to any Proceeding instituted by Indemnitee to enforce or interpret this Agreement, with respect to any claim or material assertion made by Indemnitee in such Proceeding that a court of competent jurisdiction has determined was not made in good faith or was frivolous.

  Insured Claims. To indemnify Indemnitee for Expenses or Losses of any type whatsoever (including, but not limited to, judgments, fines, ERISA excise taxes or penalties, and amounts paid in settlement) to the extent such Expenses or Losses have been paid directly to Indemnitee by an insurance carrier under a policy of officers' and directors' liability insurance maintained by the Company.

  Non-compete and Non-disclosure. To indemnify Indemnitee in connection with Proceedings or claims involving the enforcement of non-compete and/or non-disclosure agreements or the non-compete and/or non-disclosure provisions of employment, consulting or similar agreements the Indemnitee may be a party to with the Company.

  Claims Under Section 16(b). To indemnify Indemnitee for Expenses or the payment of profits arising from the purchase and sale by Indemnitee of securities in violation of Section 16(b) of the Securities Exchange Act of 1934, as amended, or any similar successor statute.

10.    Insurance.

  Duty to Insure. The Company represents that it presently has in place certain directors' and officers' liability insurance policies covering the directors and officers of the Company and the directors and officers of the directly or indirectly controlled subsidiaries of the Company. Subject only to the provisions within this Section 10, the Company agrees that so long as Indemnitee shall have consented to serve or shall continue to serve as a director or officer of the Company or as a director, manager or officer of a directly or indirectly controlled subsidiary of the Company, or one or more of such positions, or as an Agent of the Company, and thereafter so long as Indemnitee shall be subject to any possible Proceeding (such periods being hereinafter sometimes referred to as the "Indemnification Period"), the Company will use all reasonable efforts to maintain in effect for the benefit of Indemnitee one or more valid, binding and enforceable policies of directors' and officers' liability insurance from established and reputable insurers, providing, in all respects, coverage both in scope and amount which is reasonable in light of the Company's size, operations and market capitalization. Notwithstanding the foregoing, the Company shall not be required to maintain said policies of directors' and officers' liability insurance during any time period if during such period such insurance is not reasonably available, or if it is determined in good faith by the then directors of the Company either that:

    The premium cost of maintaining such insurance is substantially disproportionate to the amount of coverage provided thereunder; or

    The protection provided by such insurance is so limited by exclusions, deductions or otherwise that there is insufficient benefit to warrant the cost of maintaining such insurance.

  Indemnitee as Covered Person. Anything in this Agreement to the contrary notwithstanding, to the extent that and for so long as the Company shall choose to continue to maintain any policies of directors' and officers' liability insurance during the Indemnification Period, the Company shall maintain similar and equivalent insurance for the benefit of Indemnitee during the Indemnification Period (unless such insurance shall be less favorable to Indemnitee than the Company's existing policies).

  Enforcement and Tail Coverage. If the Company has in effect policies of directors' and officers' liability insurance at the time that Indemnitee notifies the Company of the commencement of any Proceeding, the Company shall give prompt notice of the commencement of such Proceeding to the insurers in accordance with the procedures set forth in the respective policies. The Company shall thereafter take all necessary or desirable action to cause such insurers to pay, on behalf of Indemnitee, all amounts payable as a result of such proceeding in accordance with the terms of such policies. In the event of a Change in Control or the Company's becoming insolvent, including being placed into receivership or entering the federal bankruptcy process, the Company shall maintain in force any directors' and officers' liability insurance policies then maintained by the Corporation in providing insurance in respect of Indemnitee, for a period of six years thereafter (a "Tail Policy"). Such coverage shall be with the incumbent insurance carriers using the policies that were in place at the time of the change of control event (unless the incumbent carriers will not offer such policies, in which case the Tail Policy shall be substantially comparable in scope and amount as the expiring policies, shall be placed by the Company's existing broker, and the insurance carriers for the Tail Policy shall have an AM Best rating that is the same or better than the AM Best ratings of the expiring policies, or unless otherwise determined by a majority of the then-sitting directors).

11.    Subrogation and Set Off.

  Subrogation. In the event of payment under this Agreement, the Company shall be subrogated to the extent of such payment to all of the rights of recovery of Indemnitee, who shall execute all papers required and shall do everything that may be necessary to secure such rights, including the execution of such documents necessary to enable the Company effectively to bring suit to enforce such rights.

  Set-Off. The Company's obligation to indemnify, hold harmless, exonerate or advance Expenses hereunder to Indemnitee who is or was serving at the request of the Company as a director, officer, trustee, partner, managing member, fiduciary, employee or agent of any other person shall be reduced by any amount Indemnitee has actually received as indemnification, hold harmless or exoneration payments or advancement of expenses from such other enterprise. Notwithstanding any other provision of this Agreement to the contrary, (i) Indemnitee shall have no obligation to reduce, offset, allocate, pursue or apportion any indemnification, hold harmless, exoneration, advancement, contribution or insurance coverage among multiple parties possessing such duties to Indemnitee prior to the Company's satisfaction and performance of all its obligations under this Agreement, and (ii) the Company shall perform fully its obligations under this Agreement without regard to whether Indemnitee holds, may pursue or has pursued any indemnification, advancement, hold harmless, exoneration, contribution or insurance coverage rights against any person or entity other than the Company.

12.    Indemnification and Advancement Rights Primary. The Company hereby acknowledges that Indemnitee has or may have certain rights to indemnification, advancement of expenses and/or insurance provided by one or more parties other than the Company or an affiliate of the Company (collectively, the "Secondary Indemnitors"). The Company hereby acknowledges and the Company and Indemnitee hereby agree: (i) that the Company is the indemnitor of first resort; i.e., its obligations to Indemnitee are primary and any obligation of the Secondary Indemnitors to advance expenses or to provide indemnification for the same expenses or liabilities incurred by Indemnitee are secondary; (ii) that the Company shall be required to advance the full amount of expenses incurred by Indemnitee and shall be liable for the full amount of all expenses, judgments, penalties, fines and amounts paid in settlement to the extent legally permitted and as required by the terms of this Agreement and the Certificate of Incorporation and/or Bylaws of the Company (or any other agreement between the Company and Indemnitee), without regard to any rights Indemnitee may have against the Secondary Indemnitors; and (iii) that the Company irrevocably waives, relinquishes and releases the Secondary Indemnitors from any and all claims against the Secondary Indemnitors that the Company may have for contribution, subrogation or any other recovery of any kind in respect thereof. The Company further agrees that no advancement or payment by the Secondary Indemnitors on behalf of Indemnitee with respect to any claim for which Indemnitee has sought indemnification from the Company shall affect the foregoing and the Secondary Indemnitors shall have a right of contribution and/or subrogation to the extent of such advancement or payment to all of the rights of recovery of Indemnitee against the Company.

The Company and Indemnitee agree that the Secondary Indemnitors are express third party beneficiaries of the terms of this provision.

13.    General.

  Governing Law. This Agreement and all acts and transactions pursuant hereto and the rights and obligations of the parties hereto shall be governed, construed and interpreted in accordance with the laws of Delaware, without giving effect to principles of conflicts of laws of any state.

  Entire Agreement; Enforcement of Rights. This Agreement sets forth the entire agreement and understanding of the parties relating to the subject matter herein and merges all prior discussions between them. No modification of or amendment to this Agreement, nor any waiver of any rights under this Agreement, shall be effective unless in writing signed by the parties to this Agreement. The failure by either party to enforce any rights under this Agreement shall not be construed as a waiver of any rights of such party.

  Construction. This Agreement is the result of negotiations between and has been reviewed by each of the parties hereto and their respective counsel, if any; accordingly, this Agreement shall be deemed to be the product of all of the parties hereto, and no ambiguity shall be construed in favor of or against any one of the parties hereto.

  Notices. Any notice, demand or request required or permitted to be given under this Agreement shall be in writing and shall be deemed sufficient when delivered personally, or 24 hours after being deposited with a nationally recognized overnight courier, or 48 hours after being deposited in the U.S. mail, as certified or registered mail, with postage prepaid, and addressed to the party to be notified at such party's address or facsimile number as set forth below or as subsequently modified by written notice.

  Counterparts. This Agreement may be executed in counterparts, and delivery of a signed counterpart by facsimile transmission will constitute due execution and delivery of this Agreement.

  Successors and Assigns. This Agreement shall be binding upon the Company and its successors and assigns, and inure to the benefit of Indemnitee and Indemnitee's heirs and legal representatives.

14.    Certain Definitions; Construction of Phrases.

  A "person," has the meaning given such term under Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act") and the regulations promulgated thereunder, and a person shall be deemed the "beneficial owner" of and shall be deemed to "beneficially own" any securities:

    which such person or any of such person's affiliates or associates (as such terms are defined in Rule 12b-2 promulgated under the Exchange Act), directly or indirectly, has the right to vote or dispose of or otherwise has "beneficial ownership" of (as determined pursuant to Rule 13d-3 promulgated under the Exchange Act);

    which such person or any of such person's affiliates or associates has: (A) the right to acquire (whether such right is exercisable immediately or only after the passage of time) pursuant to any agreement, arrangement or understanding (other than customary agreements with and between underwriters and selling group members with respect to a bona fide public offering of securities), or upon the exercise of conversion rights, exchange rights, rights, warrants or options, or otherwise; provided, however, that a person shall not be deemed the beneficial owner of, or to beneficially own, securities tendered pursuant to a tender or exchange offer made pursuant to and in accordance with the applicable rules and regulations promulgated under the Exchange Act by or on behalf of such person or any of such person's affiliates or associates until such tendered securities are accepted for purchase or exchange; or (B) the right to vote pursuant to any agreement, arrangement or understanding; provided, however, that a person shall not be deemed the beneficial owner of, or to beneficially own, any security if the agreement, arrangement or understanding to vote such security (1) arises solely from a revocable proxy or consent given to such person in response to a public proxy or consent solicitation made pursuant to, and in accordance with, the applicable rules and regulations promulgated under the Exchange Act and (2) is not also then reportable on Schedule 13D under the Exchange Act (or any comparable or successor report);

    which are beneficially owned, directly or indirectly, by any other person with which such person or any of such person's affiliates or associates has any agreement, arrangement or understanding (other than customary agreements with and between underwriters and selling group members with respect to a bona fide public offering of securities) for the purpose of acquiring, holding, voting (except to the extent contemplated by the proviso in Section 1(a)(ii)(B)) or disposing of any securities of the Company; provided, however, that in no case shall an officer or director of the Company be deemed the beneficial owner of securities held of record by the trustee of any employee benefit plan of the Company or any subsidiary of the Company for the benefit of any employee of the Company or any subsidiary of the Company, other than the officer or director, by reason of any influence that such officer or director may have over the voting of the securities held in the plan. Notwithstanding anything in this definition of beneficial ownership to the contrary, the phrase "then outstanding," when used with reference to a person's beneficial ownership of securities of the Company, shall mean the number of such securities then issued and outstanding together with the number of such securities not then actually issued and outstanding which such person would be deemed to own beneficially hereunder; or

    which are securities underlying a derivative transaction entered into by a person, or derivative securities acquired by a person, which give such person the opportunity to profit or share in any profit derived from any increase in the value of securities of the Company due to the fact that the value of the derivative transaction is explicitly determined by reference to the price or value of securities in the Company, without regard to whether (A) such derivative securities convey any voting rights in securities in the Company to such person, (B) such derivative securities are required to be, or capable of being, settled through delivery of securities of the Company, or (C) such Person may have entered into other transactions that hedge the economic effect of such derivative securities.

  "Change in Control" shall mean, and shall be deemed to have occurred if, on or after the date of this Agreement, (i) any person (as such term is used in Sections 13(d) and 14(d) of the Exchange Act), other than a trustee or other fiduciary holding securities under an employee benefit plan of the Company acting in such capacity or a corporation owned directly or indirectly by the stockholders of the Company in substantially the same proportions as their ownership of stock of the Company, becomes the beneficial owner, directly or indirectly, of securities of the Company representing 45% or more of the total voting power represented by the then outstanding securities of the Company that vote generally at elections ("Voting Securities"), (ii) during any period of two consecutive years, individuals who at the beginning of such period constitute the Board of Directors of the Company and any new director whose election by the Board of Directors or nomination for election by the Company's stockholders was approved by a vote of at least a majority of the directors then still in office who either were directors at the beginning of the period or whose election or nomination for election was previously so approved, cease for any reason to constitute a majority thereof, (iii) the stockholders of the Company approve a merger or consolidation of the Company with any other corporation other than a merger or consolidation which would result in the Voting Securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into Voting Securities of the surviving entity) at least a majority of the total voting power represented by the Voting Securities of the Company or such surviving entity outstanding immediately after such merger or consolidation, or (iv) the stockholders of the Company approve a plan of complete liquidation of the Company or an agreement for the sale or disposition by the Company of (in one transaction or a series of related transactions) all or substantially all of the Company's assets.

  References to the "Company" shall include, in addition to the Company, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger to which the Company (or any of its wholly owned subsidiaries) is a party which, if its separate existence had continued, would have had power and authority to indemnify its directors, officers, employees, agents or fiduciaries, so that if Indemnitee is or was a director, officer, employee, agent or fiduciary of such constituent corporation, or is or was serving at the request of such constituent corporation as a director, officer, employee, agent or fiduciary of another corporation, partnership, joint venture, employee benefit plan, trust or other enterprise, Indemnitee shall stand in the same position under the provisions of this Agreement with respect to the resulting or surviving corporation as Indemnitee would have with respect to such constituent corporation if its separate existence had continued.

  "Expenses" shall include, without limitation, reasonable attorneys' fees; retainers; disbursements of counsel; court costs; filing fees; transcript costs; fees and expenses of experts; fees and expenses of witnesses; fees and expenses of accountants and other consultants (excluding public relations consultants unless approved in advance by the Company); travel expenses; duplicating and imaging costs; printing and binding costs; telephone charges; facsimile transmission charges; computer legal research costs; postage; delivery service fees; fees and expenses of third-party vendors; the premium, security for, and other costs associated with any bond (including supersedeas or appeal bonds, injunction bonds, cost bonds, appraisal bonds or their equivalents), in each case incurred in connection with prosecuting, defending, preparing to prosecute or defend, investigating, being or preparing to be a witness in, or otherwise participating in, a Proceeding (including, without limitation, any judicial or arbitration Proceeding brought to enforce the Indemnitee's rights under, or to recover damages for breach of, this Agreement), as well as all other "expenses" within the meaning of that term as used in Section 145 of the General Corporation Law of the State of Delaware (the "General Corporation Law") and all other disbursements or expenses of types customarily and reasonably incurred in connection with prosecuting, defending, preparing to prosecute or defend, investigating, being or preparing to be a witness in, or otherwise participating in, actions, suits, or proceedings similar to or of the same type as the Proceeding with respect to which such disbursements or expenses were incurred; and any fees and expenses of actions to enforce this Agreement incurred by or on behalf of the Indemnitee; but, notwithstanding anything in the foregoing to the contrary, "Expenses" shall not include amounts of judgments, penalties, or fines actually levied against the Indemnitee in connection with any Proceeding.

  "Independent Legal Counsel" shall mean an attorney or firm of attorneys experienced in matters of corporation law, who have been selected in accordance with the provisions of Section 2(e) hereof and who shall not have otherwise performed services for the

  Company or Indemnitee within the last three years (other than with respect to matters concerning the rights of Indemnitee under this Agreement, or of other indemnitees under similar indemnity agreements).

  "Losses" shall mean all Expenses, judgments, penalties, fines, liabilities, and amounts paid in settlement in connection with a Proceeding.

  References to "other enterprises" shall include employee benefit plans; references to "fines" shall include any excise taxes assessed on Indemnitee with respect to an employee benefit plan; and references to "serving at the request of the Company" shall include any service as a director, officer, employee or agent of the Company which imposes duties on, or involves services by, such director, officer, employee or agent with respect to an employee benefit plan, its participants, or beneficiaries; and if Indemnitee acted in good faith and in a manner Indemnitee reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan, Indemnitee shall be deemed to have acted in a manner "not opposed to the best interests of the Company" as referred to in this Agreement.

  "Proceeding" shall mean any threatened, pending, or completed action, suit, arbitration, alternative dispute resolution mechanism, investigation (including any internal investigation), inquiry, administrative hearing, or any other threatened, pending, or completed proceeding, whether brought by or in the right of the Company or otherwise, and whether civil, criminal, administrative, or investigative.

  "Reviewing Party" shall mean (i) a majority of the Company's Board of Directors who are not parties to the particular claim (even if less than a quorum) for which Indemnitee is seeking indemnification, (ii) a committee of the Company's Board of Directors comprised of directors who are not parties to the particular claim for which Indemnitee is seeking indemnification, designated by a majority vote of such disinterested directors, or (iii) Independent Legal Counsel.

The parties hereto have executed this Agreement as of the day and year set forth on the first page of this Agreement.

8x8, INC. a Delaware corporation
By: ___________________________
Its: __________________________
Address: 2125 O'Nel Dr. San Jose, CA 95131

AGREED TO AND ACCEPTED:
By: ________________________________
_________________________________ Name
Address: ____________________________ ____________________________ ____________________________